EXHIBIT 99.1

For Immediate Release

July 18, 2018

Investor Relations Contact: Christopher J. Brodhead Senior Vice President, Investor Relations chris.brodhead@broadstone.com 585.287.6499

Broadstone Net Lease, Inc. Announces Increase in

New Equity Cap to $20 Million for July 2018 Closing

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (“BNL,” ”we,” “our,” or ”us”), a privately offered real estate investment trust (“REIT”) managed by Broadstone Real Estate, LLC (“Broadstone”), today announced a $5 million increase in the new equity cap on new and additional investments in shares of its common stock to $20 million for the closing that is scheduled to occur on July 31, 2018.

“Given the robust and attractive pipeline of potential acquisition targets and deals in progress, I am happy to announce a $5 million increase in BNL’s monthly equity cap for our July closing, moving from $15 million to $20 million,” said Chris Czarnecki, BNL’s Chief Executive Officer.

As previously disclosed, BNL initially implemented the monthly new equity cap and queue program during the fourth quarter of 2017. It was put into place to help balance the timing of equity capital inflows and deployment of those funds in the form of real estate investments, as well as to keep our leverage ratio within our targeted leverage range while remaining well within our investment grade profile. The use and amount of the cap is based upon, and may be adjusted for, a number of factors, including, among others, our current and targeted leverage profile, our acquisition pipeline and anticipated future capital deployment, and overall market conditions. The monthly cap only applies to new or additional investments, and not to investments made pursuant to our Distribution Reinvestment Plan or equity capital received in connection with UPREIT transactions.

The new equity cap for the months of August 2018, September 2018, and October 2018 will be announced in August with the release of BNL’s financial results for the quarter ended June 30, 2018.

About Broadstone Net Lease, Inc.

BNL invests in freestanding, single-tenant, net leased commercial properties located throughout the United States, primarily via sale and leaseback, lease assumption, and UPREIT transactions. UPREIT transactions (where “UPREIT” means “umbrella partnership real estate investment trust”) provide a tax deferred exit strategy for owners of real estate who might otherwise recognize a significant taxable gain in a cash sale of a highly appreciated property with a low tax cost basis. With a diversified portfolio of 550 retail, healthcare, industrial, office and other properties in 40 states as of March 31, 2018, the REIT targets individual or portfolio acquisitions within the $5 million to $300 million range.

There are currently more than 2,700 shareholders in BNL, which is externally managed by Broadstone Real Estate, LLC. BNL remains open for new investment by accredited investors on a monthly basis, with a minimum direct investment of $500,000. Shares are offered directly by BNL via private placement. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," “should,” "expect," "intend," "anticipate," "estimate," “would be,“ "believe," "continue," or other similar words. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results, including risks related to general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, and the availability of capital to finance planned growth, among others, as described in our filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of our current operating plans and estimates as of the dates indicated. Actual operating results may differ materially from what is expressed or forecast in this press release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.